UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2010 (June 14, 2010)

Osteologix, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-112754	32-0104570
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4415 Cox Road Glen Allen, Virginia	23060
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 747-6027

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 14, 2010, Osteologix, Inc., or the Company, held its annual meeting of stockholders.

At the annual meeting, there were at least 27,265,311 shares of common stock represented to vote either in person or by proxy, or 86.6% of the outstanding shares of common stock, which represented a quorum. The final results of voting for each matter submitted to a vote of stockholders at the meeting were as follows:

Proposal 1: Election of Directors

John M. Barberich, Jeremy Curnock Cook, Klaus Eldrup Jørgensen, Bobby W. Sandage, Jr. and
Philip J. Young were elected to serve as directors until the next annual meeting of stockholders and until their successors are elected and qualified. The voting for each director was as follows:

	For	Withheld	Broker Non-Vote
John M. Barberich	25,376,555	90,015	1,798,741
Jeremy Curnock Cook	25,461,555	5,015	1,798,741
Klaus Eldrup Jørgensen	25,461,555	5,015	1,798,741
Bobby W. Sandage, Jr.	23,178,979	2,287,591	1,798,741
Philip J. Young	23,263,979	2,202,591	1,798,741

Proposal 2: Ratification of Independent Registered Public Accounting Firm

Witt Mares, PLC was ratified as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 with 27,242,845 votes in favor, 17,501 votes against and 4,965 abstentions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OSTEOLOGIX, INC.

By:	/s/ Philip J. Young
Philip J. Young President and Chief Executive Officer

Date: June 15, 2010